UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 West Front Street Statesville, North Carolina		28677
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 704-873-7202

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	KEQU	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

(a)

On April 27, 2021, Kewaunee Scientific Corporation (the “Company”) entered into an Eleventh Amendment to Credit and Security Agreement (the “Amendment”) with Wells Fargo Bank, National Association (the “Bank”). The Amendment made certain changes to the Credit and Security Agreement, dated as of May 6, 2013, as amended (the “Credit Agreement”), between the Company and the Bank, and to the Revolving Line of Credit Note, dated May 6, 2013, made by the Company and payable to the order of the Bank, as amended (the “Revolving Note”). The changes included (i) extending the maturity date under the Credit Agreement and Revolving Note from May 3, 2021 to July 30, 2021; and (ii) revising the minimum EBITDA covenant to permit EBITDA to be increased by (a) scheduled one-time non-recurring addbacks in an amount not to exceed $250,000, and (b) solely for the four-quarter period ending April 30, 2021, a one-time addback in an amount not to exceed $600,000 for non-cash, stock-based compensation paid by the Company. The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending April 30, 2021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant) Kewaunee Scientific Corporation

Date: April 29, 2021	/s/ Donald T. Gardner III
Donald T. Gardner III
Vice President, Finance and Chief Financial Officer

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